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                                                                     Exhibit 5.1
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                                  July 10, 2000



EarthLink, Inc.
1430 West Peachtree St., Suite 400
Atlanta, Georgia 30309

     Re: Registration Statement On Form S-4 Related to the Acquisition of Onemain.Com, Inc. By Earthlink, Inc.

Ladies and Gentlemen:

         We have acted as counsel to EarthLink, Inc., a Delaware corporation ("EarthLink"), in connection with its acquisition (the "Acquisition") of OneMain.com, Inc., a Delaware corporation ("OneMain"), including in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating in part to the issuance of shares of EarthLink common stock (the "EarthLink Common Stock") in connection with the Acquisition. The Registration Statement contains a proxy statement/prospectus related to the merger of OneMain with and into OM Combination, Inc., a Delaware corporation and wholly-owned subsidiary of EarthLink ("Merger Sub"), as set forth in the Agreement and Plan of Merger dated June 7, 2000 by and among such parties (the "Merger Agreement").

         In rendering this opinion, we have examined such corporate records, other documents, certificates and other instruments and we have reviewed such matters of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to any facts material to our opinions expressed below, we have relied upon the representations and warranties of the various parties to the Merger Agreement and certificates of corporate officers of such parties to the Merger Agreement. In rendering the opinions expressed below, we have assumed (i) the authenticity and conformity to the original documents of all documents submitted to us as certified, conformed, facsimile or photographic copies, and the genuineness of all signatures on all documents, and (ii) the correctness and completeness of all documents and certificates of all public officials.

         Based on the foregoing, we are of the opinion that the EarthLink Common Stock is legally authorized and, when the Registration Statement has been declared effective by order of

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July 7, 2000
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the Securities and Exchange Commission and the EarthLink Common Stock has been issued and paid for upon the terms and conditions set forth in the Merger Agreement and as described in the Registration Statement, the EarthLink Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the proxy statement/prospectus contained within the Registration Statement.


                                    Very truly yours,

                                    /s/ Hunton & Williams